Exhibit 99.1

CONTACT:
PETsMART Investor Line
(623) 587-2025

PETsMART Media Hotline
(623) 587-2177

PETsMART REPORTS FIRST QUARTER 2004 RESULTS

• EPS Up 41%	• Comp Sales Up 8.7%
• Services Sales Grow 28.2%	• 2004 EPS Estimate Raised To $1.17-$1.18

PHOENIX – May 20, 2004 – PETsMART, Inc., today announced results for its first quarter, which ended May 2, 2004.

     The company reported first quarter net income of $35.8 million, or $0.24 per share on a diluted basis, compared with the first quarter of last year when the company reported net income of $24.6 million, or $0.17 per share.

     Net sales for the first quarter of 2004 were $796.3 million, compared to $695.5 million for the same period in 2003. Comparable store sales – or sales in stores open at least a year – grew 8.7 percent.

     “During the first quarter, PETsMART drove significant growth and continued to strengthen and expand our core business,” said Phil Francis, chairman and chief executive officer. “The initiatives we’ve put in place over the past several years demonstrated their power to drive profitable growth over the long term, and we made meaningful progress on a number of new initiatives that can help us continue to gain share and develop the market for pet products and services.”

     Pet services sales for the first quarter were $58.4 million, up $12.8 million, or 28.2 percent over the first quarter of last year, an increase that reflects the company’s success in developing the industry’s best services offering.

     In addition, the company achieved its thirteenth consecutive quarter of year-over-year gross margin expansion. Gross margins were 30.4 percent in the first quarter of 2004, up 83 basis points from the same period last year.

     Operating, general and administrative expenses were 22.5 percent of net sales, compared with 23.2 percent in the first quarter of last year.

-more-

PETsMART Announces First Quarter 2004 Results 2-2-2-2

     The company opened 23 new stores and closed two locations during the first quarter of 2004, which compares with 19 new stores and two store closures during the first quarter of 2003.

     PETsMART generated pre-tax income of 7.4 percent in the first quarter of 2004, compared with 5.8 percent during the same period last year. The company projects pre-tax income of at least 8 percent for the full year.

     PETsMART projected comparable store sales of 5 to 6 percent in the second quarter, on top of 7.9 percent comparable store sales in the second quarter of 2003. For all of 2004, the company estimated comparable store sales at approximately 7 percent. The company projected second quarter earnings per share of approximately $0.23 and raised its full-year guidance to $1.17 to $1.18, up from previous guidance of $1.14 to $1.15.

     Under the current authorization, PETsMART purchased 717,700 of its shares at an average purchase price of $27.07 during the first quarter. As previously announced, the company has raised its dividend to $0.03 per share and will pay its quarterly dividend on May 21 to shareholders of record as of April 30.

     PETsMART management has scheduled a teleconference for 10:30 a.m. (EST) today to discuss results for the first quarter of 2004, as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 888-428-4478 (within the United States) or 612-332-0342 (for international callers). A phone replay will also be available through June 5 at 800-475-6701 in the United States or at 320-365-3844 for international callers, code 729270.

     For more information, including a copy of this press release and PETsMART’s Current Report on Form 8-K, a reconciliation of the difference between any non-GAAP financial measures discussed on the teleconference and the most directly comparable GAAP measure, and any other non-GAAP material historical financial and other statistical information contained in the Web-cast, please visit the Investor Relations section of PETsMART’s Web site at www.petsmart.com.

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 660 pet stores in the United States and Canada, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $31 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than 1.8 million pets.

This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	May 2,	February 1,
	2004	2004
Assets
Cash and cash equivalents	$367,226	$327,810
Receivables, net	10,895	16,628
Merchandise inventories	322,003	309,140
Other current assets	38,270	34,074

Total current assets	738,394	687,652
Property and equipment, net	576,123	577,182
Deferred income taxes	49,383	47,463
Other noncurrent assets	67,935	64,398

Total assets	$1,431,835	$1,376,695

Liabilities and Stockholders’ Equity
Accounts payable	$149,639	$128,303
Other current liabilities	208,193	206,547
Current portion capital lease obligations	5,580	4,964

Total current liabilities	363,412	339,814
Capital lease obligations	176,652	165,738
Other noncurrent liabilities	28,956	31,988

Total liabilities	569,020	537,540
Stockholders’ equity	862,815	839,155

Total liabilities and stockholders’ equity	$1,431,835	$1,376,695

PETsMART, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	May 2, 2004	% of Sales	May 4, 2003	% of Sales
Net sales	$796,314	100.00%	$695,542	100.00%
Cost of sales	554,330	69.61%	489,923	70.44%

Gross profit	241,984	30.39%	205,619	29.56%
Operating expenses	150,189	18.86%	133,882	19.25%
General and administrative expenses	29,126	3.66%	27,257	3.92%

Operating income	62,669	7.87%	44,480	6.40%
Interest expense, net	3,587	0.45%	4,301	0.62%

Income before income tax expense	59,082	7.42%	40,179	5.78%
Income tax expense	23,238	2.92%	15,569	2.24%

Net income	$35,844	4.50%	$24,610	3.54%

Basic earnings per share	$0.25		$0.18

Diluted earnings per share	$0.24		$0.17

Weighted average number of shares outstanding — basic	143,150		140,222
Weighted average number of shares outstanding — diluted	149,289		144,638

Stores opened during each period	23		19
Stores closed during each period	(2)		(2)
Stores open at end of each period	664		600

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 2, 2004	May 4, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,844	$24,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,826	21,755
Loss on disposal of property and equipment	408	3,406
Capital assets received through vendor settlement	—	(506)
Changes in assets and liabilities, net	7,381	(33,558)

Net cash provided by operating activities	68,459	15,707

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,539)	(50,514)
Proceeds from sale of property	15	66

Net cash used in investing activities	(10,524)	(50,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	9,266	5,362
Purchases of treasury stock	(19,426)	—
Payments on capital leases, change in bank overdraft balance and other	(3,787)	(7,333)
Cash dividends paid to stockholders	(2,864)	—

Net cash used in financing activities	(16,811)	(1,971)

EFFECT OF EXCHANGE RATES ON CASH	(1,708)	51

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	39,416	(36,661)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	327,810	253,936

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$367,226	$217,275